CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO:  eFinancial Depot.com, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on For S-8, of our report dated March 28, 2000 included in the eFinancial Depot.com, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.

/s/ Stefanou & Company, LLP
Stefanou & Company, LLP

McLean, Virginia
November 17, 2000